SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 2, 2009

AVON PRODUCTS, INC.

(Exact Name of Registrant as Specified in Charter)

NEW YORK	1-4881	13-0544597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, New York, N.Y. 10105-0196

(Address of Principal Executive Offices, including Zip Code)

(212) 282-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 2, 2009, Avon Products, Inc. (the “Company”) completed a public offering of $500 million in aggregate principal amount of its 5.625% Notes due 2014 (the “2014 Notes”) and $350 million in aggregate principal amount of its 6.500% Notes due 2019 (the “2019 Notes” and, together with the 2014 Notes, the “Notes”). The Notes were offered by the Company pursuant to its registration statement on Form S-3 (File No. 333-149402), dated February 27, 2008, filed with the Securities and Exchange Commission on February 27, 2008 and supplemented by the Prospectus Supplement dated February 25, 2009. The net proceeds from the sale, which are expected to be $837,611,000, will be used to repay outstanding indebtedness under the Company’s commercial paper program and for general corporate purposes. We have entered into interest rate swap agreements that effectively converted our indebtedness under the 2014 Notes to a variable interest rate based on LIBOR.

The Company entered into an Underwriting Agreement, dated as of February 25, 2009, among the Company and J.P. Morgan Securities Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the underwriters named therein (the “Underwriters”), in connection with the issuance and sale by the Company of the Notes. Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, the Company agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Company sold the 2014 Notes to the Underwriters at a purchase price of 98.855% of the principal amount thereof, and the Underwriters offered the 2014 Notes to the public at a price of 99.455% of the principal amount thereof. The Company sold the 2019 Notes to the Underwriters at a purchase price of 98.096% of the principal amount thereof, and the Underwriters offered the 2019 Notes to the public at a price of 98.746% of the principal amount thereof. Interest is payable on the Notes on each March 1 and September 1, commencing on September 1, 2009. Pursuant to the Underwriting Agreement, the Company has also agreed to indemnify the Underwriters and certain controlling persons against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make in respect of any of these liabilities.

The Notes are governed by and were issued pursuant to an Indenture between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), dated as of February 27, 2008 (the “Indenture”), as supplemented by the Third Supplemental Indenture dated as of March 2, 2009 between the Company and the Trustee (the “Third Supplemental Indenture”) and the Fourth Supplemental Indenture dated as of March 2, 2009 between the Company and the Trustee (the “Fourth Supplemental Indenture” and, together with the Third Supplemental Indenture, the “Supplemental Indentures”). The Company may issue additional debt from time to time pursuant to the Indenture. The Indenture, Supplemental Indentures and Notes contain covenants that limit the Company’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale-leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all the Company’s assets. The terms of the Notes also require the Company to make an offer to repurchase Notes upon a change of control repurchase event (as defined in the Supplemental Indentures) at a price equal to 101% of their principal amount plus accrued and unpaid interest.

The foregoing description of the Underwriting Agreement, the Supplemental Indentures and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as exhibits hereto and incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The Company hereby files the following exhibits to, and incorporates such exhibits by reference in, the Registration Statement which was filed on February 27, 2008, and supplemented by the Prospectus Supplement dated February 25, 2009, filed with the Securities and Exchange Commission by the Company on February 26, 2009:

1.1	Underwriting Agreement, dated as of February 25, 2009, among Avon Products, Inc. and J.P. Morgan Securities Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein.

4.1	Third Supplemental Indenture, dated as of March 2, 2009, between Avon Products, Inc. and Deutsche Bank Trust Company Americas, as Trustee, with respect to the issuance of the 5.625% Notes due 2014.

4.2	Fourth Supplemental Indenture, dated as of March 2, 2009, between Avon Products, Inc. and Deutsche Bank Trust Company Americas, as Trustee, with respect to the issuance of the 6.500% Notes due 2019.

4.3	Form of 5.625% Notes due 2014 (included in Exhibit 4.1 hereto).

4.4	Form of 6.500% Notes due 2019 (included in Exhibit 4.2 hereto).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2009

AVON PRODUCTS, INC.

/s/ Richard J. Valone
Name:	Richard J. Valone
Title:	Vice President and Treasurer